Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2023 with respect to the consolidated financial statements of Bounty Minerals Holdings LLC, and our report dated March 10, 2023 with respect to the financial statements of Bounty Minerals, Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-268279) and related Prospectus of Bounty Minerals, Inc. dated November 17, 2023.

/s/ Ernst & Young LLP

Fort Worth, Texas

November 17, 2023